POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby

constitutes and appoints Albert L. Sokol, Jill M. Hanson

and Heather L. Duval, the undersigned's true and lawful

attorneys-in-fact to:

(1) execute for and on behalf of the undersigned a Form ID

application, and any amendments thereto, to be filed with

the Securities and Exchange Commission to obtain or

update EDGAR codes for the undersigned;

(2) execute for and on behalf of the undersigned Forms 3,

4, and 5 and Schedules 13D or 13G, as appropriate, and

any required amendments thereto (collectively, the "Reports"),

with respect to her beneficial ownership of securities of

Beacon Power Corporation (the "Company"), in accordance

with Section 13(d) and/or Section 16(a) of the Securities

Exchange Act of 1934, as amended, and the respective rules

(including Rule 13d-1) promulgted thereunder;

(3) do and perform any and all acts for and on behalf of

the undersigned which may be necessary or desirable to

complete and execute any such Report and

timely file such form with the United States Securities

and Exchange Commission and any stock exchange or similar

authority; and

(4) take any other action of any type whatsoever in

connection with the foregoing which, in the opinion of

the attorneys-in-fact, may be of benefit to, in the best

interest of, or legally required by, the undersigned,

it being understood that the documents executed by the

attorneys-in-fact on behalf of the undersigned pursuant

to this Power of Attorney shall be in such form and shall

contain such terms and conditions as the attorneys-in-fact

may approve in such attorneys-in-fact's discretion.

The undersigned hereby grants to each the attorneys-in-fact

full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be

done in the exercise of any of the rights and powers herein

granted, as fully to all intents and purposes as the

undersigned might or could do if personally present, with

full power of substitution or revocation, hereby ratifying

and confirming all that the attorneys-in-fact, or the

attorneys-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney

and the rights and powers herein granted.  The undersigned

acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, is not

assuming any of the undersigned's responsibilities to comply with Section 13(d) or Section 16 of the Securities Exchange

Act of 1934.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Reports with respect to the undersigned's holdings of and

transactions in securities issued by the Company, unless

earlier revoked by the undersigned in a signed writing

delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of

Attorney to be executed as of this 16th day of April, 2010.

_________/s/ Judith Judson___________

Judith Judson